Exhibit 10.42

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

          This Second Amendment to Loan and Security Agreement is entered into as of November 19, 2002 (the “Amendment”), by and between COMERICA BANK-CALIFORNIA (“Bank”) and THERMA-WAVE, INC. (“Borrower”).

RECITALS

          Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 28, 2001, as amended by an Amendment to Loan and Security Agreement dated as of December 21, 2001 (as amended, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

          NOW, THEREFORE, the parties agree as follows:

               1.    Certain definitions in Section 1.1 are amended to read as follows:

“Interest Period” means for each LIBOR Rate Advance, a period thirty (30), sixty (60) and ninety (90) day, as Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Revolving Maturity Date.

“Revolving Line” means Ten Million Dollars ($10,000,000).

“Revolving Maturity Date” means September 30, 2003.

          2.   The reference to “Four Million Dollars ($4,000,000)“in clause (c) of the defined term “Permitted Investment” in Section 1.1 is amended to read “Two Million Dollars ($2,000,000)”.

          3.   The introductory paragraph of the definition of “Eligible Accounts” in Section 1.1 of the Agreement is hereby amended to read as follows: “’Eligible Accounts’ means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:”.

          4.   Clause (i) of the defined term “Eligible Accounts” in Section 1.1 is amended to read: “(i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty percent (20%) of all Accounts, to the extent such obligations exceed the aforementioned percentage (the ‘Concentration Limit’), provided that the Concentration Limit for Intel shall be twenty five percent (25%).”

          5.   The reference to “Twenty Million Dollars ($20,000,000)” in clause (c) of the definition of “Permitted Indebtedness” in Section 1.1 of the Agreement is hereby amended to read “Five Million Dollars ($5,000,000)”.

          6.    The following sentence is hereby added to the end of Section 2.1.1(a): “If the aggregate amount of the outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit exceeds the lesser of

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the Revolving Line or the Borrowing Base at any time, Borrower shall immediately cash secure, in an account at Bank, such excess to the satisfaction of Bank.”

          7.   The first sentence of Section 2.1.1(c) is amended to read as follows: “The outstanding principal balance of each Prime Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a floating rate per annum equal to the Prime Rate plus one quarter percent (0.25%).”

          8.   The reference in Section 2.1.2(a) to “Seven Million Five Hundred Thousand Dollars ($7,500,000)” is amended to read “Four Million Five Hundred Thousand Dollars ($4,500,000)”.

          9.   The text in clause (a) of Section 6.3 is amended to read “(a) as soon as available, but in any event within forty-five (45) days after the end of each quarter, Borrower’s report on Form 10-Q and consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, and certified by a Responsible Officer.”

        10.   The last paragraph of Section 6.3 is hereby amended to read as follows:

Within fifteen (15) days of the last day of each month in which any Credit Extensions are outstanding, Borrower shall deliver to Bank a Borrowing Base Certificate in substantially the form of Exhibit D attached hereto, together with an aged listing in form and substance satisfactory to Bank of Borrower’s accounts payable and accounts receivable and an acceptance accounts receivable report. Within fifteen (15) days of the last day of each quarter in which no Credit Extensions are outstanding, Borrower shall deliver to Bank an aged listing in form and substance satisfactory to Bank of Borrower’s accounts payable and accounts receivable and an acceptance accounts receivable report.

11. Sections 6.7 and 6.13 are amended to read as follows:

6.7 Quick Ratio. Borrower shall maintain, as of the last day of each calendar quarter, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00.

6.13. Loss. Borrower shall not suffer a loss in any quarter in excess of the following: $18,000,000 for the quarter ending September 30, 2002; $13,500,000 for the quarter ending December 31, 2002; $11,000,000 for the quarter ending March 31, 2003; $5,000,000 for the quarter ending June 30, 2003; or $2,500,000 for the quarter ending September 30, 2003; provided that, for the quarter ending September 30, 2002, Borrower may take a non-cash writedown of not more than $75,000,000, consisting of $67,400,000 of goodwill and $7,500,000 of Inventory reserves which shall be excluded from the calculation of this covenant.

          12.   Section 6.9 is deleted from the Agreement.

          13.   Section 7.3 is amended to read as follows:

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          14.   Section 7.13 is amended to read as follows:

7.13 Capital Expenditures. Make or become committed to make capital expenditures in excess of Five Million Dollars ($5,000,000) in the aggregate during any fiscal year.

          15.   The Compliance Certificate to be delivered after the date of this Amendment shall be in substantially the form of Exhibit C hereto.

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          16.   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

          17.   Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

          18.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          19.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)   this Amendment, duly executed by Borrower;

                  (b)   an amount equal to all Bank Expenses incurred through the date of this Amendment

                  (c)   a compliance certificate and pro forma balance sheet in form reasonably acceptable to Bank;

                  (d)   a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment; and

                  (e)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THERMA-WAVE, INC.

By:	/s/: L.Ray Christie

Title: Vice President, CFO and Secretary

COMERICA BANK-CALIFORNIA

By:	/s/: Benjamin Yu

Title: Corporate Banking Officer

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EXHIBIT C
COMPLIANCE CERTIFICATE

TO:        COMERICA BANK-CALIFORNIA

FROM: THERMA-WAVE, INC.

          The undersigned authorized officer of THERMA-WAVE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending           with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. All days and periods specified relate to fiscal period end

          Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

10Q Report, Quarterly financials	Quarterly within 45 days (consolidated and consolidating)	Yes	No

Annual (CPA Audited)	FYE within 90 days (consolidated and consolidating)	Yes	No

10-K Report	FYE within 90 days	Yes	No

A/P and A/R Agings and Acceptance A/R Report	Quarterly within 25 days (when no Credit Extensions are outstanding)	Yes	No

BBC, A/P and A/R Agings and Acceptance A/R Report	Monthly within 15 days (when Credit Extensions exceed $0)	Yes	No

Financial Covenant	Required		Actual			Complies

Maintain on a Quarterly Basis:
Minimum Quick Ratio		1.25:1.00		____:1.00		Yes	No
Maximum Debt-TNW		1.00:1.00		____:1.00		Yes	No
Maximum Quarterly Loss	[1]		$	______		Yes	No
Minimum Unrestricted Cash		$10,000,000	$	______		Yes	No
Minimum Domestic Assets		80%		______	%	Yes	No
Maximum Capital Expenditures		$5,000,000	$	______		Yes	No

Comments Regarding Exceptions:	Lender USE ONLY

See Attached.

Sincerely,
Received By:

SIGNATURE
Date:

TITLE	Reviewed By:

DATE	Compliance Status: Yes / No

[1] Loss < $18,000,000 for 9/30/02; Loss < $13,500,000 for 12/31/02; Loss < $11,000,000 for 03/31/03; Loss < $5,000,000 for 6/30/03; Loss <$2,500,000 for 9/30/02. For 9/30/02, non-cash writedown of up to $75,000,000 permitted, consisting of $67,400,000 of goodwill and $7,500,000 of Inventory reserves.

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CORPORATE RESOLUTIONS TO BORROW

Borrower: THERMA-WAVE, INC.

          I, the undersigned Secretary or Assistant Secretary of THERMA-WAVE, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the state of Delaware.

          I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

          BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

          Borrow Money. To borrow from time to time from Comerica Bank-California (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

          Execute Amendment. To execute and deliver to Bank that certain Second Amendment to Loan and Security Agreement dated as of November      , 2002 (the “Amendment”) and related documents, and also to execute and deliver to Bank one or more renewals, extensions, modifications, consolidations, or substitutions therefor.

          Grant Security. To grant a security interest to Bank in the Collateral described in the Amendment, which security interest shall secure all of the Corporation’s Obligations, as described in the Amendment.

          Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.

          Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

          Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

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          BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

          I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

          I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand on November      , 2002 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X

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TECHNOLOGY & LIFE SCIENCES DIVISION	SECURITIES ACCOUNT CONTROL AGREEMENT

November 19, 2003

Attn:    Account Officer

          Re:   Comerica Bank–California /Security Interest in Securities Account of THERMA-WAVE, INC.

Dear Madam:

          This agreement (“Control Agreement”) is entered by and among Comerica Bank-California (Technology and Life Sciences Division) (“Secured Party”), Therma-Wave, Inc. (“Pledgor”) and Comerica Bank-California (Institutional Trust Department) (“Securities Intermediary”).

          1.   This Control Agreement concerns securities account No.       and any other account (collectively, the “Securities Account”) established with Securities Intermediary. Pursuant to that certain Loan and Security Agreement dated as of March 28, 2001, as amended from time to time, including, but not limited to, by that certain Amendment to Loan and Security Agreement dated as of December 21, 2001, and that certain Second Amendment to Loan and Security Agreement dated of even date herewith (collectively, as amended from time to time, the “Security Agreement”), Secured Party has a security interest in all of Pledgor’s present and future right, title and interest in, to and under the Securities Account maintained with Securities Intermediary in connection with the securities, securities entitlements or other investment property, instruments and financial assets contained in the Securities Account, and all investment property, instruments and financial assets at any time held or maintained in the Securities Account, together with all investment property, instruments and financial assets substituted therefore or for any part thereof, all interest, dividends, increases, profits, new financial assets or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith and all products or proceeds thereof (whether cash or non-cash proceeds)(collectively, the “Securities Entitlement”). Secured Party, Pledgor and Securities Intermediary are entering into this Control Agreement to perfect Secured Party’s security interest in the Securities Account.

          2.   The Security Entitlement is to be held in the Securities Account and is and will remain subject to a first priority security interest in favor of Secured Party. The Securities Account is not a margin account or subject to check writing privileges. All rights of Securities Intermediary in the Securities Account except for Permitted Liens as defined below shall be subordinated and postponed in favor of Secured Party’s rights and interests therein under and pursuant to the Security Agreement.

          3.   Until Securities Intermediary is notified to the contrary by Secured Party in any entitlement order or other notice (“Notice”), Securities Intermediary is authorized to act upon the instruction of Pledgor, or its authorized representatives, and comply with Pledgor’s (or its authorized representatives) instructions for the following purposes [applicable boxes should be checked]:

[x] make trades of any and all of the financial assets held in the Securities Account &/or

[x] receiving any distributions relating to the Securities Entitlement &/or

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[x] making any withdrawals of any and all of the financial assets held in the Securities Account or the proceeds thereof.

          Upon and following receipt of Notice, (i) Securities Intermediary shall immediately cease complying with instructions concerning the Securities Account and the Security Entitlement originated by the Pledgor, or its representatives, and thereafter shall comply with the instructions of Secured Party without further consent by Pledgor; (ii) Securities Intermediary is not authorized to release any of the Security Entitlement or any proceeds thereof or make any distribution from the Securities Account to any party other than Secured Party, until otherwise instructed by Secured Party in writing; (iii) Securities Intermediary is instructed to hold the Securities Account and Security Entitlement for the benefit of Secured Party; and (iv) Secured Party is the only person authorized to make any withdrawals of and/or to authorize or receive any distribution of or relating to the Securities Entitlement.

          4.   By its execution hereof, Securities Intermediary acknowledges and agrees to the terms set forth herein, and that this Control Agreement constitutes written notice to Securities Intermediary and acknowledgment by Securities Intermediary of Secured Party’s security interest in the Securities Account. Said security interest shall be noted by the Securities Intermediary on its books and records.

          5.   Securities Intermediary has established the Securities Account in Pledgor’s name. A true and complete copy of the account agreement entered into between Pledgor and Securities Intermediary with respect to the Securities Account (the “Account Agreement”)is attached as Exhibit A. Exhibit B is a complete and accurate statement of the investment property, financial assets and credit balances credited to the Securities Account as of the date(s) set forth in the statement. Except for the claims and interest of Secured Party and Pledgor in the Securities Account and liens to secure fees owed to Securities Intermediary by Pledgor with respect to the operation of the Securities Account (“Permitted Liens”), Securities Intermediary does not know of any claim to or interest in the Securities Account.

          6.   Securities Intermediary shall send copies of all statements and confirmations regarding the Securities Account simultaneously to Pledgor and to Secured Party. Securities Intermediary shall promptly notify Secured Party and Pledgor if a person asserts a lien, encumbrance or adverse claim against the Securities Account.

          7.   Securities Intermediary shall not agree with any third party that Securities Intermediary will comply with entitlement orders from the third party. Securities Intermediary shall not amend the Account Agreement, including its choice of law clause and the provision providing for treatment of property held in the securities account as a financial asset, without Secured Party’s written consent. Securities Intermediary shall not permit Pledgor to terminate the Securities Account.

          8.   The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of the Pledgor nor by the lapse of time. Securities Intermediary’s obligations under this Control Agreement shall continue in effect until the security interest of Secured Party in the Securities Account has been terminated pursuant to the terms of the Security Agreement and Secured Party has notified you of such termination in writing. Upon receipt of such notice Securities Intermediary’s obligations under this Control Agreement with respect to the operation and maintenance of the Securities Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate entitlement orders concerning the Securities Account and Securities Intermediary may take such steps as the Pledgor may request to vest full ownership and control of the Securities Account in the Pledgor, including, but not limited to, removing the name of Secured Party from the Securities Account or transferring all of the financial assets and credit balances in the Securities Account to another securities account in the name of the Pledgor or its designee.

          9.   This Control Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and shall be governed by, and in accordance with, the laws of the State of California without regard to conflict of laws principles.

          10.   This Control Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

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          11.   Pledgor acknowledges that this Control Agreement supplements Pledgor’s existing agreements with Securities Intermediary. This Control Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein. If this Control Agreement conflicts with any other agreement between Securities Intermediary and Pledgor, the terms of this Control Agreement shall prevail.

          12.   This Control Agreement is an integrated agreement and supplements all negotiations and agreement with respect to the subject matter hereof. Any amendments hereto shall be in writing and signed by all parties.

          13.   Unless otherwise provided in this Control Agreement, all notices or demands relating to this Control Agreement shall be in writing and (except for account statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered, sent by certified mail or by facsimile to Secured Party, Pledgor or Securities Intermediary, as the case may be, at the address set forth below:

If to Secured Party:	Comerica Bank-California (Technology and Life Sciences Division) 9920 S. La Cienega Blvd., Suite 1401 Inglewood, CA 90301 Facsimile: (310) 338-6110 Attention: Manager

with a copy to:	Comerica Bank-California 226 Airport Parkway 1st Floor, M/C 4120 San Jose, CA 95110 Telephone: (408) 451-8592 Facsimile: (408) 451-8568 Attention: Robert Shutt

If to Pledgor:	Therma-Wave, Inc. 1250 Reliance Way Freemont, CA 94539 Facsimile: (510) 226-6834 Attention.: Ray Christie

If to Securities Intermediary:	Comerica Bank-California (Institutional Trust Department) MC 4195 P.O. Box 2249 San Jose, CA 95109-2249 Telephone: (650) 462-6165 Facsimile:(650) 328-9317 Attention: Account Officer

          14.   WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

          Please sign where indicated below to reflect your acknowledgment of and agreement to the foregoing terms and conditions.

Very truly yours,

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COMERICA BANK-CALIFORNIA (TECHNOLOGY AND LIFE SCIENCES DIVISION) Secured Party

By:	/s/ Benjamin Yu

Title: Corporate Banking Officer

THERMA-WAVE, INC. Pledgor

By:	/s/ L. Ray Christie

Title: Vice President, CFO & Secretary

By:

Title:

COMERICA BANK-CALIFORNIA (INSTITUTIONAL TRUST DEPARTMENT) Securities Intermediary

By:	/s/ Robert H. Gajewski

Title: Senior Vice President

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Exhibit A
Account Agreement

Exhibit B
Statement

INTELLECTUAL PROPERTY SECURITY AGREEMENT

          This Intellectual Property Security Agreement (the “Agreement”) is made as of November 19, 2002, by and between THERMAWAVE, INC. (“Grantor”), and COMERICA BANK-CALIFORNIA (“Secured Party”).

RECITALS

A. Secured Party has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement, dated as of March 28, 2001, as amended by an Amendment to Loan and Security Agreement dated as of December 21, 2001, as amended by that Second Amendment to Loan and Security Agreement dated as of even date herewith, as may be further amended (the “Loan Agreement;” all capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement).

B. Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Secured Party a security interest in all of Grantor’s right title, and interest in, to and under all of the Collateral, as defined in this Agreement.

          NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

          1.     Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future indebtedness, obligations and liabilities to Secured Party, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor’s entire right, title and interest in, to and under all of its intellectual property, including without limitation the following (all of which shall collectively be called the “Collateral”):

               (a)     Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

               (b)     Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c)     Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

               (d)     All patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

               (e)     Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

               (f)     Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (g)     All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (h)     All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (i)     All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

          2.  Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

               (a)     Grantor is now the sole owner of the Collateral, except for licenses granted by Grantor to its customers in the ordinary course of business;

               (b)     Except as set forth in the Schedule, Grantor’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service;

               (c)     Performance of this Agreement does not conflict with or result in a breach of any agreement to which Grantor is party or by which Grantor is bound;

               (d)     During the term of this Agreement, unless disclosed to the Bank in writing, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for licenses granted by Grantor in the ordinary course of business or as set forth in this Agreement;

               (e)     Except as disclosed in writing to Bank, to its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

               (f)     Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in this Agreement;

               (g)     Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights. Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing;

               (h)     This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Grantor first has rights in such after acquired Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Documents;

               (i)     All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects;

               (j)     Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Secured Party’s prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts; and

               (k)     Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any Collateral, the ability of Grantor to dispose of any Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.

       3.     Secured Party’s Rights. Secured Party shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this Agreement to take but which Grantor fails to take, after fifteen (15) days’ notice to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 3.

       4.     Inspection Rights. Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, any of Grantor’s plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested.

       5.     Further Assurances; Attorney in Fact.

               (a)     On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party’s security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

               (b)     Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, this Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law and (iii) after the occurrence of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.

       6.     Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Agreement:

               (a)     An Event of Default occurs under the Loan Documents; or

               (b)     Grantor breaches any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor fails to cure such breach within five (5) days of the occurrence of such breach.

          7.     Remedies. Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay any expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with the exercise of any of Secured Party’s rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Secured Party’s rights and remedies with respect to the Collateral shall be cumulative.

          8.     Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Agreement or otherwise (including without limitation reasonable attorneys’ fees and reasonable expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

          9.     Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          10.     Attorneys’ Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements.

          11.     Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.

          12.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

          13.     California Law and Jurisdiction; Jury Waiver. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions. Grantor and Secured Party consent to the exclusive jurisdiction of any state or federal court located in Santa Clara County, California. GRANTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN DOCUMENTS, THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GRANTOR:

Address of Grantor:	THERMA-WAVE, INC.

1250 Reliance Way Fremont, CA 94539	By: /s/ L. Ray Christie

Its: Vice President, CFO & Secretary

Attn: Ray Christie

SECURED PARTY

Address of Secured Party:	COMERICA BANK-CALIFORNIA

333 West Santa Clara Street San Jose, CA 95113	By: /s/ Benjamin Yu

Its: Corporate Banking Officer

Attn: Corporate Banking Center

EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

EXHIBIT B

Patents

Description	Patent Number	Issue Date

A method for evaluating the quality of the bond between two members utilizing thermoacoustic microscopy	4,484,820	11/27/84

Thermoacoustic microscopy	4,255,971	03/17/81

A method for detection of thermal waves with a laser probe	4,521,118	06/04/85

Thin film thickness measurements and depth profiling utilizing a thermal wave detection system	4,513,384	04/23/85

Thin film thickness measurement with thermal waves	4,522,510	06/11/85

Method and apparatus for evaluation surface conditions of a sample (more-thermaprobe)	4,636,088	01/13/87

Method and apparatus for evaluation surface and subsurface features in a semiconductor (plasma waves)	4,952,063	08/28/90

Method and apparatus for evaluation surface and subsurface features in a semiconductor (plasma waves)	5,042,952	08/27/91

Evaluation of surface and subsurface characteristics of a sample (scattering)	4,532,561	12/30/86

Method and apparatus for optically detecting surface states in materials	4,750,822	06/14/88

Method and apparatus for identifying and locating area of interest on a work piece (line flight scan)	4,795,260	01/03/89

Method and apparatus for measuring thickness of thin films (multi-angle interferometry)	4,999,014	03/12/91

High resolution ellipsometric apparatus (multiple angle)	5,042,951	08/27/91

High resolution ellipsometric apparatus (reissue)

Description	Patent Number	Issue Date

Method and apparatus for evaluating ion implant dosage levels in semiconductors	5,074,669	12/24/91

Apparatus for measuring grain sizes in metalized layers	5,149,978	09/22/92

Optical measurement device with enhanced sensitivity (spatial filter)	5,159,412	10/27/92

Method and apparatus for evaluating the thickness of thin films (optiprobe-integrated microellipsometer)	5,181,080	01/19/93

Apparatus for evaluating thermal and electrical characteristics in a sample	5,228,776	07/20/93

Multiple angle spectroscopic analyzer utilizing interferometric and ellipsometric devices	5,412,473	05/02/95

Multiple angle spectroscopic analyzer	5,596,406	01/21/97

Integrated spectroscopic ellipsometer	5,596,411	01/21/97

Broadband spectroscopic rotating compensator ellipsometer	5,877,859	03/02/99

Broadband spectroscopic rotating compensator ellipsometer	5,973,787	10/26/99

Broadband spectroscopic rotating compensator ellipsometer	6,134,012	10/17/00

Broadband spectroscopic rotating compensator ellipsometer	09/619,456	07/19/00

Broadband spectroscopic rotating compensator ellipsometer	Need serial number	08/31/01

Method and apparatus for optical data analysis	5,864,633	01/26/99

Method and apparatus for optical data analysis	5,953,446	09/14/99

A thin film optical measurement system and method with calibrating ellipsometer	5,798,837	08/25/98

Description	Patent Number	Issue Date

A thin film optical measurement system and method with calibrating ellipsometer	5,900,939	05/04/99

A thin film optical measurement system and method with calibrating ellipsometer	09/247,121	02/08/99

Thin film optical measurement system and method with calibrating ellipsometer	09/886,514	06/21/01

An apparatus for analyzing multi-layer thin film stacks on semiconductors	6,278,519	08/21/01

An apparatus for analyzing multi-layer thin film stacks on semiconductors	09/563,152	05/02/00

Apparatus for analyzing multi-layer thin film stacks on semiconductors	5,978,074	11/02/99

Apparatus for analyzing multi-layer thin film stacks on semiconductors	6,191,846	02/20/01

Apparatus for analyzing multi-layer thin film stacks on semiconductors	09/688,562	10/16/00

Precision alignment of unpatterned wafers	09/384,476	08/27/99

Combination thin-film stress and thickness measurement device	09/384,474	08/27/99

Optical inspection equipment for semiconductor wafers with precleaning	09/294,869	04/20/99

Optical inspection equipment for semiconductor wafers with precleaning	09/499/478	02/07/00

Method and apparatus for preparing semiconductor wafers for measurement	09/859,917	05/17/01

Combination optical and electrical metrology apparatus	09/519,051	03/03/00

Ellipsometer and polarimeter with zero-order plate	6,181,421	01/30/01

X-ray thickness gauge	5,619,548	04/08/97

Description	Patent Number	Issue Date

Measurement of thin films and barrier layers on patterned wafers with x-ray reflectometry	09/629,407	08/01/00

Spatial averaging technique for ellipsometry	6,281,027	08/28/01

Spatial averaging technique for ellipsometry	09/871,220	05/31/01

Apparatus for analyzing samples using combined thermal wave and x-ray reflectance measurements	09/761,132	01/16/01

Multi-domain optimization	09/542,724	04/04/00

Combination thermal wave and optical measurement system	09/499,974	02/08/00

Fiber filtered laser system for use in measuring thin film thickness	09/494,730	01/31/00

Evaluation of etching processes in semiconductors	09/500,744	02/09/00

XRR commercial improvements	09/527,389	03/16/00

“AE” temperature and thickness measurement	09/575,295	05/19/00

Critical dimension analysis with simultaneous multiple angle of incidence measurement	09/818,703	03/27/01

Analysis of interface layer characteristics	09/804,765	03/13/01

Refractive focusing SE	09/848,733	05/03/01

Method for determining ion concentration and energy level of shallow junction implants	09/884,262	06/19/01

Method of monitoring the fabrication of thin film layers forming a DWDM filter	09/939,817	08/27/01

X-ray detector shield		(provisional application expired 10/10/01)

Ellipsometer w/gradium lens	09/779,761	08/08/01

XRR w/adjustable take-off angle		(provisional application expired 01/11/02)

Description	Patent Number	Issue Date

Thin films nitration monitoring method	09/864,981	05/24/01

Purge system for optical measurement		(provisional application expired 04/11/02)

Coaxial imaging light source (coil)	09/927,068	08/09/01

Optics for broadband measurements	Pending serial number	08/30/01

Double ellipsometer		(provisional application expired 08/09/02)

Chuck integrated reference sample		(provisional application expired 04/30/02)

Separating specular & diffuse scatter in XRR		(provisional application expired 04/30/02)

Real time analysis of periodic structures on semiconductor	09/906,290	07/06/01

Compact imaging spectrometer	Pending serial number	09/06/01

Stage rotation edge measurements		(provisional application expired 06/15/02)

Diffractive optical elements & grid polarizer		(provisional application expired 06/18/02)

R-theta stage rotation center algorithm		(provisional application expired 07/16/02)

CD metrology using Green’s function		(provisional application expired 08/10/02)

Detection configuration for optical metrology		(provisional application expired 08/28/02)

EXHIBIT C

Trademarks

	Registration/Application	Registration/Application
Description	Number	Date

Therma-probe	1,715,145	09/15/92

Opti-probe	1,661,280	10/15/91

(design)	1,636,760	03/05/91

Metaprobe	75/255,334	03/11/97

Metaprobex	76/219,720	03/05/01

Therma-wave	2,165,847	06/16/98

BPR	2,271,440	08/24/99

Beam Profile Reflectrometry	75/342,802	08/18/97

Beam Profile Ellipsometry	75/344,868	08/18/97

BPE	2,268,211	08/10/99

AE	2,290,866	11/09/99

Microae	75/601,345	12/08/98

MAE	75/601,342	12/08/98

FAB Productivity Enhancement	75/653,220	03/04/99

FPE	2,403,438	11/14/00

Absolute Ellipsometer	2,364,232	07/04/00

Desorber	2,420,246	01/09/01

Environmental Film Desorber	76/026,659	04/14/00

EFD	76/025,683	04/141/00

Integra	76/074,286	06/20/00

WBWS	76/272,994	06/18/01

Coils	76/274,897	07/16/01

RT-CD	76/313,612	09/12/01

CD-Probe	76/315,694	09/21/01

14